Exhibit 21

	Entity Name	Jurisdiction of Formation

1.	1902 Federal Road, LLC	Delaware

2.	4045181 Canada Inc.	Ontario

3.	Airfoil Technologies International-Ohio, Inc.	Delaware

4.	American General Aircraft Holding Co., Inc.	Delaware

5.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico

6.	Arrow Internacional de Mexico S.A. de C.V.	Mexico

7.	Arrow International CR, A.S.	Czech Republic

8.	Arrow International Hungary Kft	Hungary

9.	Arrow International Investment Corp.	Delaware

10.	Arrow International, Inc.	Pennsylvania

11.	Arrow International UK Limited	UK

12.	Arrow Interventional, Inc.	Delaware

13.	Arrow Medical Holdings B.V.	Netherlands

14.	Astraflex Limited	UK

15.	Bavaria Cargo Technologie GmbH	Germany

16.	Cofraca Compagnie Francaise de Carburation	France

17.	Compart Automotive B.V.	The Netherlands

18.	Distribuidora Arrow, S.A. de C.V.	Mexico

19.	Hudson Euro Co. S.a.r.l.	Luxembourg

20.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico

21.	ICOR AB1	Sweden

22.	IH Holding LLC	Delaware

23.	Industrias Hudson S. de R.L. de C.V.	Mexico

24.	Inmed Manufacturing Sdn. Bhd.	Malaysia

25.	Laboratories Pharmaceutiques Rusch France SARL	France

26.	Mal Tool & Engineering Limited	UK

27.	Medical Service GmbH	Germany

28.	Osprey Insurance Company	Arizona

29.	Productos Aereos, S.A. de C.V.	Mexico

30.	Rusch Asia Pacific Sdn. Berhad[2]	Malaysia

31.	Rusch Austria GmbH	Austria

	Entity Name	Jurisdiction of Formation

32.	Rusch Manufacturing Sdn. Berhad	Malaysia

33.	Rusch Mexico, S.A. de C.V.	Mexico

34.	Rusch Poland Spzoo	Poland

35.	Rusch Uruguay Ltda.	Uruguay

36.	Rusch-Pilling Limited	Canada

37.	Simal SA	Belgium

38.	Sometec Holdings, S.A.S.	France

39.	Sometec	France

40.	Technology Development Corporation	Pennsylvania

41.	Technology Holding Company II	Delaware

42.	Technology Holding Company III	Delaware

43.	Teleflex Aerospace - Tourolle[3]	France

44.	Teleflex Funding Corporation	Delaware

45.	Teleflex Holding Company[4]	Canada

46.	Teleflex Holding Netherlands B.V.	Netherlands

47.	Teleflex Holding Singapore Pte. Ltd.	Singapore

48.	Teleflex Lux Holding S.a.r.l.	Luxembourg

49.	Teleflex Medical Asia Pte Ltd.[5]	Singapore

50.	Teleflex Medical Brasil Servicos e Comercio de Produtos Medicos Ltda.	Brazil

51.	Teleflex Medical BV	Netherlands

52.	Teleflex Medical BVBA[6]	Belgium

53.	Teleflex Medical (Canada) Ltd[7]	Canada

54.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico

55.	Teleflex Medical EDC BVBA[8]	Belgium

56.	Teleflex Medical Europe Limited	Ireland

57.	Teleflex Medical GmbH	Germany

58.	Teleflex Medical GmbH[9]	Switzerland

59.	Teleflex Medical Hellas s.a.[10]	Greece

60.	Teleflex Medical Incorporated[11]	California

61.	Teleflex Medical Japan, Ltd.[12]	Japan

62.	Teleflex Medical L.P.[13]	Canada

63.	Teleflex Medical Private Limited	India

64.	Teleflex Medical (Proprietary) Limited[14]	South Africa

	Entity Name	Jurisdiction of Formation

65.	Teleflex Medical SAS[15]	France

66.	Teleflex Medical, S.A.[16]	Spain

67.	Teleflex Medical Sdn. Bhd.[17]	Malaysia

68.	Teleflex Medical s.r.l.	Italy

69.	Teleflex Medical, s.r.o.[18]	Slovakia

70.	Teleflex Medical Trading (Shanghai) Company Ltd.	China

71.	Teleflex Medical Tuttlingen GmbH[19]	Germany

72.	Teleflex Swiss Holding GmbH	Switzerland

73.	TFX Automotive LTD[20]	UK

74.	TFX Aviation Inc.[21]	California

75.	TFX Beteiligungsverwaltungs GmbH	Germany

76.	TFX Development LLC	Delaware

77.	TFX Engineering Ltd.	Bermuda

78.	TFX Equities Incorporated	Delaware

79.	TFX Financial Services	Ireland/UK

80.	TFX Group Limited	UK

81.	TFX Grundstücks- und Beteiligungsverwaltungs GmbH & Co. KG	Germany

82.	TFX Holding LP	Canada

83.	TFX Holding GmbH	Germany

84.	TFX International Corporation	Delaware

85.	TFX International SAS[22]	France

86.	TFX North America Inc.	Delaware

87.	TFX Medical Limerick	Ireland

88.	TFX Medical Wire Products, Inc.	Delaware

89.	TFX Scandinavia AB23	Sweden

90.	United Parts Driver Control Systems B.V.	The Netherlands

91.	United Parts Group B.V.	The Netherlands

92.	United Parts s.a.	France

93.	VasoNova Inc.	Delaware

94.	Victor Huber GmbH	Germany

95.	W. Pabisch GmbH & Co. kg	Germany

96.	Willy Rusch GmbH	Germany

97.	Willy Rüsch + Seidel Medicalprodukte GmbH[24]	Germany

	Entity Name	Jurisdiction of Formation

98.	WIRUTEC Rusch Medical Vertriebs GmbH	Germany

[1]	Formerly Steamer Holding AB
[2]	Formerly Inmed (Malaysia) Holdings Sdn. Berhad
[3]	Formerly Sermatech-Tourelle S.A.
[4]	Formerly GFI Control Systems Inc.
[5]	Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
[6]	Formerly W. Pabisch NV
[7]	Formerly Pilling Weck (Canada) Ltd.
[8]	Formerly Arrow International EDC NV
[9]	Formerly Arrow Swiss GmbH
[10]	Formerly Arrow Hellas A.E.E.
[11]	Formerly Hudson Respiratory Care Inc.
[12]	Formerly Arrow Japan, Ltd.
[13]	Formerly Pilling Weck Canada L.P.
[14]	Formerly Arrow Africa (Pty) Limited
[15]	Formerly Rusch Pilling S.A.
[16]	Formerly Rusch Medica Espana SA
[17]	Formerly Rusch Sdn. Berhad
[18]	Formerly Arrow Slovensko Piešt’any s.r.o.
[19]	Formerly KMedic Europe GmbH
[20]	Formerly S.J. Clark (Cables) Limited.
[21]	Formerly Telair International Incorporated and The Talley Corporation
[22]	Formerly Rusch International SA
[23]	Formerly TFX Controls AB
[24]	Formerly Meddig Medizintechnik Vertriebs GmbH and Willy Rüsch Medical GmbH